EXHIBIT 10.23

INDEPENDENT COMMUNITY BANK

INCENTIVE STOCK OPTION GRANT

This Incentive Stock Option Grant, dated ________ __, ____, is made by INDEPENDENT COMMUNITY BANK, a Florida commercial banking corporation maintaining current administrative offices at 250 Tequesta Drive, Suite 101,Tequesta, FL 33469 (the “Bank”), to and in favor of ___________________, an employee of the Bank maintaining a current residential address at ______________________, __________, _______ _____  (the “Employee”):

1.       By appropriate action of the Bank’s Board of Directors taken January 16, 2002, which was ratified by its shareholders on January 15, 2000, the Bank has adopted and placed into operation, as of the date of such Director action, the Bank’s 1999 Stock Option Plan for Employees and Directors (the “Plan”), which is intended to (a) qualify as an Incentive Stock Option Plan under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), pursuant to which options to acquire shares of the Bank’s authorized but unissued common voting stock, $5.00 par value, may be granted under conditions that may cause the deferral of recognition of any gain realized at the time the option is exercised until the later sale of the acquired shares (the “Statutory Options”); and (b) constitute a separate plan under which options not qualifying under that Code section for such deferral treatment may be granted (the “Non-Statutory Options”); and 95,821 such shares (subject to automatic adjustment as described in the Plan) (hereinafter the “Shares”) have been reserved for issuance under the Plan, upon exercise of such Statutory and Non-Statutory Options as shall be granted during its term of existence.

2.      The Board of Directors has reserved to itself the responsibility for Plan administration and for the selection of (a) Bank employees who will be granted Statutory or Non-Statutory Options, and (b) non-employee Bank directors who will be granted Non-Statutory Options to acquire a portion of the Shares.  In that regard, the Board has, by appropriate action, determined and directed that the Employee should be, and he is hereby, granted a Statutory Option to purchase _____ Shares, subject to the terms, conditions and limitations of the Plan, all of which are hereby incorporated into this grant by specific reference thereto and are made a part hereof (a copy being annexed hereto as Exhibit A), and of this Option Grant, in exchange for the payment of a purchase or exercise price equal to the current fair market value of such Shares (or, if on the date hereof, the Employee owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Bank, then equal to 110% of such fair market value), which the Board has determined through the good faith exercise of its best judgment to be $_____ per Share (the “Option”).  If any conflict develops between the terms of this grant and the Plan, the Plan shall always control.

3.       The Option shall be exercisable only after the expiration of a 12 month period measured from the date hereof, and shall thereafter, during each of the two succeeding 18 month periods, be subject to exercise only to the extent of one-third of the total number of Shares subject to purchase hereunder, together with any number which could have been but were not exercised during a previous period.  After expiration of 48 months, also measured from the date hereof, the Option shall be exercisable as to any Shares not previously acquired.  To the extent of such entitlement, the Employee may exercise this Option by delivering written notice of exercise to the office of the President or Secretary of the Bank or to such other location as may be designated by the Board, specifying the number of Shares with respect to which the Option is being exercised.  Such notice shall be accompanied by payment (in cash or its equivalent) of the full purchase price of the Shares being acquired. ANY PROVISION HEREIN TO THE CONTRARY NOTWITHSTANDING, IF ANY ELEMENT OF THE BANK'S CAPITAL IS DETERMINED BY THE BANK'S STATE OR PRIMARY FEDERAL REGULATORY AGENCY AS BEING BELOW THEN APPLICABLE MINIMUM REGULATORY REQUIREMENTS, THE EMPLOYEE SHALL, AT THE REQUEST OF THE BANK’S PRIMARY FEDERAL REGULATOR, EITHER EXERCISE THE VESTED PORTION OF THIS OPTION OR FORFEIT THE SAME.

In accordance with section 10(a) and 18 of the Bank’s plan, the following change of control provision is made a part of this option plan.  For purposes of this Plan, a “Change in Control” means any of the following:

(a) the shareholders of the Bank approve a plan of complete liquidation of the Bank, unless the transaction is subsequently abandoned or otherwise fails to occur;

(b) the shareholders of the Bank approve a sale, lease, exchange or other transfer to any person or entity other than the Bank (in a single transaction or related series of transactions) of all or substantially all the consolidated assets of the Bank, excluding the creation (but not the foreclosure) of a lien, mortgage or security interest, unless the transaction is subsequently abandoned or otherwise fails to occur;

(c) the shareholders of the Bank approve a merger, consolidation, reorganization, tender offer, exchange offer or share exchange in which the Bank will not be the surviving entity or will become a majority-owned subsidiary of another person or entity, unless the transaction is subsequently abandoned or otherwise fails to occur, or unless immediately after the transaction the former shareholders of the Bank beneficially own (in relatively the same proportion as they shall have owned the outstanding shares of common stock of the Bank immediately prior to the transaction) more than 50% of the combined voting power of all the outstanding securities of a publicly traded corporation that directly or indirectly through one or more subsidiaries beneficially owns all or substantially all the assets of the Bank or more than 50% of the combined voting power of all the outstanding securities of the Bank that are entitled to vote generally in the election of its directors; or

(d) the occurrence of any other event, transaction or arrangement that results in any person or group becoming a beneficial owner of (i) a majority of the outstanding equity securities of the Bank, or (ii) securities of the Bank representing 50% or more of the combined voting power of all the outstanding securities of the Bank that are entitled to vote generally in the election of its directors, unless in each case the beneficial owner is the Bank, a wholly owned subsidiary of the Bank, an employee benefit plan sponsored by the Bank, a person or group who is a record or beneficial owner of 50% or more of the outstanding shares of the Bank's capital stock on the date when this Plan was adopted, or a person who becomes a beneficial owner of 50% or more of the outstanding shares of the Bank's common stock solely by becoming a trustee of one or more inter vivos trusts created by one or more persons who, together or individually, are the record or beneficial owners of 50% or more of the outstanding shares of the Bank's capital stock on the date when this Plan was adopted.

For purposes of this definition, the determination of whether any person or group "beneficially owns" or is a "beneficial owner" of any shares of the common stock or other equity securities of the Bank or any other entity will be made in accordance with Rule 13d-3 under the United States Securities Exchange Act of 1934.

If a Change in Control occurs, every outstanding option that has been granted under this Plan will automatically become fully vested and exercisable in full, and any and all conditions and restrictions applicable to the option and the Shares issuable pursuant to it will automatically lapse. The Bank shall notify each participant of the occurrence of any event that constitutes a Change in Control.  If a Change in Control constitutes a dissolution or complete liquidation of the Bank, then, notwithstanding anything to the contrary in this Plan or an option agreement, this Plan and every outstanding option granted hereunder will terminate immediately before the effective time of the dissolution of the Bank and at 5:00 P.M., local time, on the 15th business day after the date when the Bank mails to all the participants written notice that its shareholders have approved a plan of complete liquidation of the Bank.  If the Change in Control. constitutes a merger, consolidation, reorganization, share exchange or a negotiated tender offer or exchange offer, each option will be subject to the agreement between the Bank and the acquiring entity that governs the transaction. That agreement may provide for any of the following:

(a)

the continuation of outstanding options, if the Bank is the surviving entity;

(b)

for the cancellation and termination of options that are not exercised before the effective date of the transaction; or

(c)

the assumption of outstanding options by the surviving entity or its parent, in which case a participant will be entitled to receive on exercise of the option, for each Share otherwise issuable to the participant, that number of shares of the voting common stock of the acquiring entity or its parent that are issued in exchange or substitution for each share pursuant to the Change in Control transaction or that had a fair market value on the date of the Change in Control equal to the fair market value of the consideration paid for one Share pursuant to the transaction that resulted. in the Change in Control;

(d)

the payment by the Bank or the acquiring entity of a cash sum for the cancellation of each outstanding option, in full settlement of all the participant's rights and interests in the option and in lieu of the Shares that the participant otherwise would have been entitled to receive on the exercise of the option, in an amount equal to the product of:

(i) the total number of unexercised Shares issuable under the option ______ multiplied by ______;

(ii) the difference between the highest net purchase price (or the fair market value of any marketable securities or other consideration) paid or offered to shareholders of the Bank for one Share under the agreement and the exercise price per Share of the option;

in all cases other than clause (d) without the participants' consent. The written consent of each participant whose Option is cancelled is required for a cash settlement pursuant to clause (d).  Notwithstanding the preceding sentence, if the participant will not receive on exercise of an option cash or readily marketable securities as a result of a Change in Control, the participant may elect at any time within 30 days following the Change in Control to sell his option to the Bank or the surviving entity, and the Bank shall purchase the option and pay to the participant, within ten days after the election, in full settlement of all the participant's rights and interests in the option, and instead of the Shares or other securities that the participant otherwise would have been entitled to receive on its exercise, a cash sum equal to the amount by which the aggregate fair market value of all the Shares, securities and other property that otherwise would have been received on exercise of the option as of the effective date of the Change in Control exceeds the aggregate exercise price payable for all those Shares under the option.  For this purpose, the aggregate fair market value of the Shares, securities and other property that otherwise would be received on the exercise of an option will be the sum of the net cash, the market value of marketable equity securities or interests (based on the mean average of the high bid and low asked prices for securities that are quoted on the NASDAQ Stock Market or the weighted, mean average of the high and low sales prices for securities that are traded on a stock exchange), the face amount of all debt instruments (whether or not convertible) or other payments to be made in installments or on a deferred basis, the estimated present value of future contingent payments (including earnouts), and the fair market value of any other property.

4.

This Option shall expire and all rights to purchase Shares hereunder shall cease ten years after the date hereof (unless on such date the Employee owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Bank, in which event this Option shall expire five years after the date hereof.)  During its pendency, however, it may be exercised only by the Employee within the period of his employment by the Bank, or within the three month period following his termination of such service for any reason other than death, disability or Cause.

5.

If the Employee dies or is terminated from service with the Bank by reason of disability (within the meaning of Code Section 22(e)(3)) and before fully exercising any portion of the Option which may then be exercisable, the Option may be exercised, in the case of death, by the Employee’s legal representative(s), heir(s), or devisee(s), or in the case of a disability termination of service only by the Employee, at any time within the 12 month period following his death or disability related termination of employment, but only with respect to the Shares which could be purchased by the Employee at the time of death or disability-based employment termination.  If the Employee is terminated from service for Cause, the right of exercise shall cease upon the date of such termination.  For purposes of this section, “Cause” shall be deemed to mean:

i.  The Employee's repeated willful misconduct or gross negligence;

ii.  The Employee's repeated conscious disregard of his obligations under any written duties reasonably assigned to him by the Board of Directors;

iii.  The Employee's repeated conscious violation of any provision of the Bank’s by-laws or of its other stated policies, standards or regulations;

iv.  The Employee's commission of any act involving fraud; or

v.  A determination that the Employee has demonstrated a dependence upon any addictive substance, including alcohol, controlled substances, narcotics or barbiturates;

provided, that if the Board of Directors of the Bank desires to terminate the Employee for any of the reasons set forth in: (1) clause (i), (ii) or (iii), the Bank, within the 60 day period immediately following each alleged commission of a proscribed act or omission, shall have furnished to the Employee a written description of the allegedly proscribed act or omission and a statement advising him that the Bank views such conduct as being of the type which could lead to a termination of the Employee for Cause; (2) clause (ii) or (iii), the Board must be able to demonstrate that the Employee has been furnished with a copy of the written duty, by-law provision, policy, standard or regulation, the violation of which the Employee is being accused, at a time prior to the alleged commission of the violation; or (3) clause (iv) or (v), the Board shall first be required to obtain an opinion from Bank counsel to the effect that there is an adequate basis upon which either such determination may be made.

6.

No portion of this Option shall be exercisable, either in whole or in part, while there is outstanding and unexercised any portion of any Incentive Stock Option previously granted to the Employee to purchase shares of the capital stock of the Bank, any parent or Subsidiary corporation or a predecessor of the Bank, whether under the Plan or any other.

7.

This Option is granted upon the express condition that the purchase of Shares upon an exercise thereof shall be made by the Employee for investment purposes only and not with a view to their resale or further distribution unless such Shares, at the time of their issuance and delivery, are the subject of an effective registration statement under the Securities Act of 1933, as amended (the “Act”), or, alternatively, at some time following such issuance their resale is determined by counsel to the Bank to be exempt from the registration requirements of the Act and of any other applicable law, regulation or ruling.

IN WITNESS WHEREOF, the Board of Directors has caused this Statutory Option grant to be executed by an appropriate officer of the Bank.

Attest:	INDEPENDENT COMMUNITY BANK
By:_________________________________	By:_____________________________
(signature)	Name:
____________________________________	Title:
Name:
Title: